Exhibit 32

Certification

Pursuant to 18 U.S.C. § 1350, each of the undersigned officers of Cablevision Systems Corporation (“Cablevision”) and CSC Holdings, Inc. (“CSC Holdings”) hereby certifies, to such officer’s knowledge, that Cablevision’s and CSC Holdings’ Annual Report on Form 10-K/A for the year ended December 31, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Cablevision and CSC Holdings.

Date:	July 29, 2004	By:	/s/ James L. Dolan
James L. Dolan
President and Chief Executive Officer

Date:	July 29, 2004	By:	/s/ William J. Bell
William J. Bell
Vice Chairman (Principal Financial Officer)